Exhibit 99.1

Aptiv Reports First Quarter 2026 Financial Results
Record First Quarter Revenue and Adjusted EPS
SCHAFFHAUSEN - Aptiv PLC (NYSE: APTV), a global industrial technology company, today reported financial results for the first quarter of 2026. These results include the Electrical Distribution systems (“EDS”) business, which completed its spin-off into a new publicly traded company, Versigent, on April 1, 2026.

First Quarter Financial Highlights Include:
•U.S. GAAP revenue of $5.1 billion, an increase of 5%
◦Revenue increased 1% adjusted for currency exchange and commodity movements
•U.S. GAAP net income of $189 million
•Adjusted EBITDA of $752 million
•U.S. GAAP diluted earnings per share of $0.88; Excluding special items, diluted earnings per share of $1.71

"We continued Aptiv’s strategic evolution with the successful spin-off of our EDS business as Versigent on April 1," said Kevin Clark, chair and chief executive officer. "Our value proposition is now even stronger, with a sharper focus on enabling devices and systems to sense, think, act, and optimize across industries. Through our comprehensive tech stack of advanced software and optimized hardware, and our robust operating model, we deliver performance and value at global scale for customers across multiple end markets. We are focused on delivering an attractive financial profile, with our strong free cash flow generation enabling incremental value creation opportunities."

First Quarter 2026 Results
For the three months ended March 31, 2026, the Company reported U.S. GAAP revenue of $5.1 billion, an increase of 5% from the prior year period. Adjusted for currency exchange and commodity movements, revenue increased by 1% in the first quarter. This reflects growth of 7% in North America, 3% in Asia Pacific, which includes a decline of 2% in China, and 7% growth in South America, our smallest region, partially offset by a decline of 7% in EMEA.
The Company reported first quarter 2026 U.S. GAAP net income of $189 million, net income margin of 3.7% and earnings of $0.88 per diluted share, compared to U.S. GAAP net loss of $11 million, net loss margin of 0.2% and a loss of $0.05 per diluted share in the prior year period. First quarter Adjusted Net Income totaled $365 million, or earnings of $1.71 per diluted share, compared to $390 million, or $1.69 per diluted share, in the prior year period.

The Company reported first quarter Adjusted EBITDA of $752 million, compared to $758 million in the prior year period. Adjusted EBITDA margin was 14.8%, compared to 15.7% in the prior year period, primarily reflecting increased commodity costs and unfavorable impacts of foreign currency exchange, partially offset by increased volumes.
The Company reported first quarter Adjusted Operating Income of $562 million, compared to $572 million in the prior year period. Adjusted Operating Income margin was 11.0%, compared to 11.9% in the prior year period.
Depreciation and amortization expense totaled $250 million, compared to $242 million in the prior year period. Interest expense for the first quarter totaled $89 million, compared to $93 million in the prior year period.
Tax expense in the first quarter of 2026 was $81 million. Tax expense in the first quarter of 2025 was $356 million, which primarily reflects an increase to valuation allowances of approximately $300 million on deferred tax assets impacted by the OECD Administrative Guidance issued in the first quarter of 2025.
Net cash flow used in operating activities totaled $143 million in the first quarter, compared to $273 million generated in the prior year period. The Company reported negative Free Cash Flow of $362 million in the first quarter, compared to $76 million generated in the prior year period.
Reconciliations of Adjusted Revenue Growth, Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income Per Share and Free Cash Flow, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are provided in the attached supplemental schedules.

Debt Redemptions and Share Repurchases
During the first quarter of 2026, the Company redeemed the entire $266 million aggregate principal amount outstanding of the 4.35% senior notes due in 2029 utilizing cash on hand.
In April 2026, the Company redeemed $1,847 million of aggregate principal amount of certain senior notes principally utilizing proceeds from the cash distribution received from Versigent in connection with the spin-off.
The Company repurchased and retired 1.0 million shares for $75 million in the first quarter of 2026. As of March 31, 2026, $2.0 billion remained available for future share repurchases under the existing $5.0 billion authorization.

Reportable Segments
Commencing with the first quarter of 2026, Aptiv renamed its Advanced Safety and User Experience segment to Intelligent Systems and its Engineered Components Group segment to Engineered Components. Commencing with the second quarter of 2026, Aptiv’s results will exclude its EDS segment, which completed its spin-off into a new publicly traded company, Versigent, on April 1, 2026.

Q2 and Full Year 2026 Outlook
The Company’s second quarter and full year 2026 financial guidance is as follows. This reflects New Aptiv without the EDS business, which will be treated as a discontinued operation for reporting purposes beginning April 1, 2026.

(in millions, except per share amounts)	New Aptiv Q2 2026	New Aptiv (Pro Forma) Full Year 2026
Net sales	$3,200 - $3,400	$12,800 - $13,200
U.S. GAAP net income	$140 - $180	$830 - $910
U.S. GAAP net income margin	4.8%	6.7%
Adjusted EBITDA	$555 - $605	$2,360 - $2,480
Adjusted EBITDA margin	17.6%	18.6%
U.S. GAAP diluted net income per share	$0.65 - $0.85	$3.85 - $4.25
Adjusted net income per share	$1.30 - $1.50	$5.70 - $6.10
Cash flow from operations		$1,315 - $1,515
Free cash flow		$650 - $850
U.S. GAAP effective tax rate	~18.5%	~18.5%
Adjusted effective tax rate	~18.5%	~18.5%

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:00 a.m. (ET) today, which is accessible by dialing +1.800.330.6710 (U.S.) or +1.213.279.1505 (international) or through a webcast at ir.aptiv.com. The conference ID number is 6661715. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company’s website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Aptiv’s financial results which are not presented in accordance with GAAP. Specifically, Adjusted Revenue Growth, Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income Per Share and Free Cash Flow are non-GAAP financial measures. Adjusted Revenue Growth represents the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Adjusted EBITDA represents net income (loss) before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of net sales. Adjusted Operating Income represents net income (loss) before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring, separation costs related to the planned spin-off of the Electrical Distribution Systems business, other acquisition and portfolio project costs (which includes costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures), goodwill and other asset impairments, compensation expense related to acquisitions and gains (losses) on business divestitures and other transactions. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales.
Adjusted Net Income represents net income (loss) attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the Weighted Average Number of Diluted Shares Outstanding for the period.
Free cash flow represents cash provided by (used in) operating activities less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Revenue Growth, Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income Per Share and Free Cash Flow are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Aptiv
Aptiv is a global industrial technology company focused on enabling a more automated, electrified and digitalized future across multiple end markets. Visit aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events, certain investments and acquisitions and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

# # #

APTIV PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2026	2025
	(in millions, except per share amounts)
Net sales	$5,086	$4,825
Operating expenses:
Cost of sales	4,166	3,905
Selling, general and administrative	427	384
Amortization	53	51
Restructuring	62	37
Total operating expenses	4,708	4,377
Operating income	378	448
Interest expense	(89)	(93)
Other expense, net	(4)	—
Income before income taxes and equity loss	285	355
Income tax expense	(81)	(356)
Income (loss) before equity loss	204	(1)
Equity loss, net of tax	(13)	(10)
Net income (loss)	191	(11)
Net income attributable to noncontrolling interest	3	1
Net loss attributable to redeemable noncontrolling interest	(1)	(1)
Net income (loss) attributable to Aptiv	$189	$(11)

Diluted net income (loss) per share:
Diluted net income (loss) per share attributable to Aptiv	$0.88	$(0.05)
Weighted average number of diluted shares outstanding	213.80	230.16

APTIV PLC
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2026	December 31, 2025
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$3,173	$1,851
Restricted cash	4	3
Accounts receivable, net	3,798	3,477
Inventories	2,746	2,561
Other current assets	999	853
Total current assets	10,720	8,745
Long-term assets:
Property, net	3,685	3,774
Operating lease right-of-use assets	504	501
Investments in affiliates	1,418	1,431
Intangible assets, net	1,940	2,004
Goodwill	4,548	4,596
Other long-term assets	2,388	2,362
Total long-term assets	14,483	14,668
Total assets	$25,203	$23,413
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$102	$81
Accounts payable	3,204	3,157
Accrued liabilities	1,763	1,799
Total current liabilities	5,069	5,037
Long-term liabilities:
Long-term debt	9,248	7,470
Pension benefit obligations	416	430
Long-term operating lease liabilities	394	401
Other long-term liabilities	554	576
Total long-term liabilities	10,612	8,877
Total liabilities	15,681	13,914
Commitments and contingencies
Redeemable noncontrolling interest	99	102

Total Aptiv shareholders’ equity	9,233	9,207
Noncontrolling interest	190	190
Total shareholders’ equity	9,423	9,397
Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$25,203	$23,413

APTIV PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2026	2025
	(in millions)
Cash flows from operating activities:
Net income (loss)	$191	$(11)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	250	242
Restructuring expense, net of cash paid	4	(18)
Deferred income taxes	(28)	336
Loss from equity method investments, net of dividends received	13	10
Loss on extinguishment of debt	5	3
Other, net	45	45
Changes in operating assets and liabilities:
Accounts receivable, net	(321)	(288)
Inventories	(185)	(109)
Accounts payable	133	104
Other, net	(241)	(36)
Pension contributions	(9)	(5)
Net cash (used in) provided by operating activities	(143)	273
Cash flows from investing activities:
Capital expenditures	(219)	(197)
Proceeds from sale of property	—	1
Cost of technology investments	—	(12)
Settlement of derivatives	(2)	5
Net cash used in investing activities	(221)	(203)
Cash flows from financing activities:
Increase (decrease) in other short and long-term debt, net	499	(529)
Repayment of senior notes	(270)	—
Proceeds from issuance of senior and junior notes, net of issuance costs	1,577	—
Fees related to modification of debt agreements	—	(5)
Dividend payments of consolidated affiliates to minority shareholders	(4)	—
Repurchase of ordinary shares	(76)	—
Taxes withheld and paid on employees’ restricted share awards	(34)	(19)
Net cash provided by (used in) financing activities	1,692	(553)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(5)	10
Increase (decrease) in cash, cash equivalents and restricted cash	1,323	(473)
Cash, cash equivalents and restricted cash at beginning of the period	1,854	1,574
Cash, cash equivalents and restricted cash at end of the period	$3,177	$1,101

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended March 31,
	2026	2025	%
	(in millions)
Net Sales
Electrical Distribution Systems	$2,212	$2,024	9%
Engineered Components	1,657	1,581	5%
Intelligent Systems	1,433	1,424	1%
Eliminations and Other (a)	(216)	(204)
Net Sales	$5,086	$4,825

Adjusted EBITDA
Electrical Distribution Systems	$203	$200	2%
Engineered Components	354	352	1%
Intelligent Systems	195	206	(5)%
Adjusted EBITDA	$752	$758

(a)	Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income (loss) per share attributable to Aptiv for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
	2026	2025
	(in millions, except per share amounts)
Weighted average ordinary shares outstanding, basic	212.91	230.16
Dilutive shares related to RSUs	0.89	—
Weighted average ordinary shares outstanding, including dilutive shares	213.80	230.16
Net income (loss) per share attributable to Aptiv:
Basic	$0.89	$(0.05)
Diluted	$0.88	$(0.05)

APTIV PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Revenue Growth,” “Adjusted EBITDA,” “Adjusted Operating Income,” “Adjusted Net Income,” “Adjusted Net Income Per Share” and “Free Cash Flow.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Revenue Growth: Adjusted Revenue Growth is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Revenue Growth in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Revenue Growth is defined as the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Not all companies use identical calculations of Adjusted Revenue Growth, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Three Months Ended March 31, 2026

Reported net sales % change	5%
Less: foreign currency exchange and commodities	4%
Adjusted revenue growth	1%

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted EBITDA in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted EBITDA is defined as net income (loss) before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted EBITDA, therefore this presentation may not be comparable to other similarly titled measures of other companies. EBITDA margin represents EBITDA as a percentage of net sales, and Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of net sales.

Consolidated Adjusted EBITDA
	Three Months Ended March 31,
	2026		2025
	(in millions)
	$	Margin	$	Margin
Net income (loss) attributable to Aptiv	$189	3.7%	$(11)	(0.2)%
Interest expense	89		93
Income tax expense	81		356
Net income attributable to noncontrolling interest	3		1
Net loss attributable to redeemable noncontrolling interest	(1)		(1)
Depreciation and amortization (a)	250		242
EBITDA	$611	12.0%	$680	14.1%
Other expense, net	4		—
Equity loss, net of tax	13		10
Restructuring	62		37
Separation costs	57		19
Other acquisition and portfolio project costs	7		7
Compensation expense related to acquisitions	2		5
Net gain on lease terminations	(4)		—
Adjusted EBITDA	$752	14.8%	$758	15.7%

(a)	Includes asset impairments.

Segment Adjusted EBITDA
(in millions)
Three Months Ended March 31, 2026	Electrical Distribution Systems	Engineered Components	Intelligent Systems	Total
Operating income	$41	$234	$103	$378
Restructuring	46	4	12	62
Separation costs	57	—	—	57
Other acquisition and portfolio project costs	1	3	3	7
Compensation expense related to acquisitions	—	—	2	2
Net gain on lease terminations	(4)	—	—	(4)
Depreciation and amortization (a)	62	113	75	250
Adjusted EBITDA	$203	$354	$195	$752

Three Months Ended March 31, 2025	Electrical Distribution Systems	Engineered Components	Intelligent Systems	Total
Operating income	$106	$223	$119	$448
Restructuring	16	15	6	37
Separation costs	19	—	—	19
Other acquisition and portfolio project costs	2	2	3	7
Compensation expense related to acquisitions	—	—	5	5
Depreciation and amortization (a)	57	112	73	242
Adjusted EBITDA	$200	$352	$206	$758

(a)	Includes asset impairments.

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income (loss) before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating income margin represents Operating income as a percentage of net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of net sales.

Consolidated Adjusted Operating Income
	Three Months Ended March 31,
	2026		2025
	($ in millions)
	$	Margin	$	Margin
Net income (loss) attributable to Aptiv	$189	3.7%	$(11)	(0.2)%
Interest expense	89		93
Other expense, net	4		—
Income tax expense	81		356
Equity loss, net of tax	13		10
Net income attributable to noncontrolling interest	3		1
Net loss attributable to redeemable noncontrolling interest	(1)		(1)
Operating income	$378	7.4%	$448	9.3%
Amortization	53		51
Restructuring	62		37
Separation costs	57		19
Other acquisition and portfolio project costs	7		7
Asset impairments	7		5
Compensation expense related to acquisitions	2		5
Net gain on lease terminations	(4)		—
Adjusted operating income	$562	11.0%	$572	11.9%

Segment Adjusted Operating Income
(in millions)
Three Months Ended March 31, 2026	Electrical Distribution Systems	Engineered Components	Intelligent Systems	Total
Operating income	$41	$234	$103	$378
Amortization	1	30	22	53
Restructuring	46	4	12	62
Separation costs	57	—	—	57
Other acquisition and portfolio project costs	1	3	3	7
Asset impairments	7	—	—	7
Compensation expense related to acquisitions	—	—	2	2
Net gain on lease terminations	(4)	—	—	(4)
Adjusted operating income	$149	$271	$142	$562

Three Months Ended March 31, 2025	Electrical Distribution Systems	Engineered Components	Intelligent Systems	Total
Operating income	$106	$223	$119	$448
Amortization	—	29	22	51
Restructuring	16	15	6	37
Separation costs	19	—	—	19
Other acquisition and portfolio project costs	2	2	3	7
Asset impairments	—	5	—	5
Compensation expense related to acquisitions	—	—	5	5
Adjusted operating income	$143	$274	$155	$572

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net (loss) income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the Weighted Average Number of Diluted Shares Outstanding, for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended March 31,
	2026	2025
	(in millions, except per share amounts)
Net income (loss) attributable to Aptiv	$189	$(11)
Adjusting items:
Amortization	53	51
Restructuring	62	37
Separation costs	57	19
Other acquisition and portfolio project costs	7	7
Asset impairments	7	5
Compensation expense related to acquisitions	2	5
Net gain on lease terminations	(4)	—
Loss on extinguishment of debt	5	3
Loss on change in fair value of publicly traded equity securities	—	2
Pension curtailment loss	4	—
Interest expense on Versigent debt	2	—
Tax impact of intercompany transfers of intellectual property and other related transactions (a)	—	294
Tax impact of Separation-related transactions	15	—
Tax impact of adjusting items (b)	(34)	(22)
Adjusted net income attributable to Aptiv	$365	$390

Weighted average number of diluted shares outstanding	213.80	230.16
Diluted net income (loss) per share attributable to Aptiv	$0.88	$(0.05)
Adjusted net income per share	$1.71	$1.69

(a)
As a result of the Pillar Two OECD Administrative Guidance released in the first quarter of 2025, the Company no longer expects to obtain significant benefits from the tax incentive granted to its Swiss subsidiary in 2023. Accordingly, the Company recognized an increase to valuation allowances of $294 million to reduce the related deferred tax asset during the three months ended March 31, 2025.

(b)	Represents the income tax impacts of the adjustments made for amortization, restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Free Cash Flow: Free Cash Flow is presented as a supplemental measure of the Company’s liquidity, which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company’s core operating activities generate and use cash. Free Cash Flow is defined as cash provided by (used in) operating activities less capital expenditures. Not all companies use identical calculations of Free Cash Flow, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Free Cash Flow does not reflect cash used to service debt, pay dividends or repurchase shares, and therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended March 31,
	2026	2025
	(in millions)
Net cash (used in) provided by operating activities	$(143)	$273
Capital expenditures	(219)	(197)
Free cash flow	$(362)	$76

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company’s financial guidance to the most comparable forward-looking GAAP measure for the second quarter and full year 2026 is as follows. This reflects New Aptiv without the EDS business, which will be treated as a discontinued operation for reporting purposes beginning April 1, 2026.

	New Aptiv		New Aptiv (Pro Forma)
	Estimated Q2		Estimated Full Year
	2026 (a)		2026 (a)
	($ in millions)
Adjusted EBITDA	$	Margin (b)	$	Margin (b)
Net income attributable to Aptiv	$160	4.8%	$870	6.7%
Interest expense	60		270
Income tax expense	40		210
Net loss attributable to noncontrolling interest (c)	—		(5)
Depreciation and amortization	190		785
EBITDA	$450	13.6%	$2,130	16.4%
Other income, net	(10)		(45)
Equity loss, net of tax	15		55
Restructuring	35		115
Other acquisition and portfolio project costs, including costs related to the spin-off of the EDS business	90		165
Adjusted EBITDA	$580	17.6%	$2,420	18.6%

(a)	Prepared at the estimated mid-point of the Company’s financial guidance range.
(b)	Represents net income attributable to Aptiv, EBITDA and Adjusted EBITDA as a percentage of estimated net sales.
(c)	Includes portion attributable to redeemable noncontrolling interest.

	New Aptiv	New Aptiv (Pro Forma)
	Estimated Q2	Estimated Full Year
	2026 (a)	2026 (a)

Adjusted Net Income Per Share	($ and shares in millions, except per share amounts)
Net income attributable to Aptiv	$160	$870
Adjusting items:
Amortization	50	210
Restructuring	35	115
Other acquisition and portfolio project costs, including costs related to the spin-off of the EDS business	90	165
Tax impact of adjusting items	(30)	(90)
Adjusted net income attributable to Aptiv	$305	$1,270

Weighted average number of diluted shares outstanding	215.00	215.00
Diluted net income per share attributable to Aptiv	$0.75	$4.05
Adjusted net income per share	$1.40	$5.90

(a)	Prepared at the estimated mid-point of the Company’s financial guidance range.

New Aptiv (Pro Forma)
Estimated Full Year
2026 (a)
Free Cash Flow	(in millions)
Net cash provided by operating activities	$1,415
Capital expenditures	(665)
Free cash flow	$750

(a)	Prepared at the estimated mid-point of the Company’s financial guidance range.

Investor Contact:
Betsy Frank
+1.929.240.1777
betsy.frank@aptiv.com